
<ARTICLE> 7
<LEGEND>
This schedule contains summary financial information extracted from American
Premier Underwriters, Inc. 10-Q for the nine months ended September 30, 1996 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               SEP-30-1996
<DEBT-HELD-FOR-SALE>                        $1,474,900
<DEBT-CARRYING-VALUE>                          307,100
<DEBT-MARKET-VALUE>                            304,900
<EQUITIES>                                      45,300<F1>
<MORTGAGE>                                           0
<REAL-ESTATE>                                    4,500
<TOTAL-INVEST>                               1,866,700<F2>
<CASH>                                         104,600
<RECOVER-REINSURE>                               9,100
<DEFERRED-ACQUISITION>                          79,800
<TOTAL-ASSETS>                               3,766,100
<POLICY-LOSSES>                              1,097,900
<UNEARNED-PREMIUMS>                            392,800
<POLICY-OTHER>                                       0
<POLICY-HOLDER-FUNDS>                           26,000
<NOTES-PAYABLE>                                264,500
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                        47,000
<OTHER-SE>                                   1,580,300
<TOTAL-LIABILITY-AND-EQUITY>                 3,766,100
<PREMIUMS>                                     998,200
<INVESTMENT-INCOME>                            164,600
<INVESTMENT-GAINS>                               6,600
<OTHER-INCOME>                                  66,500<F3>
<BENEFITS>                                     733,700
<UNDERWRITING-AMORTIZATION>                          0
<UNDERWRITING-OTHER>                           235,300
<INCOME-PRETAX>                                205,700<F4>
<INCOME-TAX>                                    79,000
<INCOME-CONTINUING>                            126,700
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                (4,600)
<CHANGES>                                            0
<NET-INCOME>                                   122,100
<EPS-PRIMARY>                                        0<F5>
<EPS-DILUTED>                                        0<F5>
<RESERVE-OPEN>                               1,195,000
<PROVISION-CURRENT>                                  0
<PROVISION-PRIOR>                                    0
<PAYMENTS-CURRENT>                                   0
<PAYMENTS-PRIOR>                                     0
<RESERVE-CLOSE>                                      0
<CUMULATIVE-DEFICIENCY>                              0

<F1>Includes an investment in investee of $42.1 million.
<F2>Includes loans receivable of $30.8 million and other investments of $4.1 million.
<F3>Includes equity in net earnings of investee of $1.6 million, gain on sale of subsidiary of $53.1 million and other income of $11.8 million.
<F4>Includes policyholder dividends of ($3.9) million, interest charges on borrowed money of $29.6 million and other operating and general expenses of $35.5 million.
<F5>Not applicable since all common shares are owned by American Financial Group,
Inc.


